Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2 correctly, the correct answers are as follows:

  Item 72DD1 and 72DD2
  Total income dividends for which record date passed during the period

  Share Class       Total Income Dividends
                    (000's omitted)
  Class A           $969,924
  Class B           $19,443
  Class C           $13,864
  Class F           $14,299
  Total             $1,017,530
  Class 529-A       $2,929
  Class 529-B       $496
  Class 529-C        $655
  Class 529-E       $103
  Class 529-F       $18
  Class R-1         $34
  Class R-2         $547
  Class R-3         $800
  Class R-4         $288
  Class R-5         $5,329
  Total             $11,199


  Item 73 A1 and 73A2
  Distributions per share for which record date passed during the period

  Share Class         Dividends from Net Investment Income
  Class A             $0.5400
  Class B             $0.3660
  Class C             $0.3569
  Class F             $0.5282
  Class 529-A         $0.5359
  Class 529-B         $0.3600
  Class 529-C         $0.3608
  Class 529-E         $0.4828
  Class 529-F         $0.4046
  Class R-1           $0.4217
  Class R-2           $0.4669
  Class R-3           $0.5115
  Class R-4           $0.5602
  Class R-5           $0.5969










  Item 74U1 and 74U2
  Number of shares outstanding

  Share Class       Shares Outstanding
                    (000's omitted)
  Class A           1,821,724
  Class B           64,439
  Class C           50,902
  Class F           37,522
  Total             1,974,587
  Class 529-A       8,289
  Class 529-B       2,203
  Class 529-C       2,893
  Class 529-E       400
  Class 529-F       118
  Class R-1         329
  Class R-2          4,015
  Class R-3         5,219
  Class R-4         2,960
  Class R-5         9,605
  Total             36,031


  Item 74V1 and 74V2
  Net asset value per share (to nearest cent)

                        Net Asset Value
  Share Class           Per Share
  Class A               $23.99
  Class B               $23.88
  Class C               $23.84
  Class F               $23.95
  Class 529-A           $23.97
  Class 529-B           $23.91
  Class 529-C           $23.91
  Class 529-E           $23.92
  Class 529-F           $23.96
  Class R-1             $23.92
  Class R-2             $23.88
  Class R-3             $23.93
  Class R-4             $23.95
  Class R-5             $23.99